CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(UNAUDITED)


As a result of the reorganization of the Predecessor Mount
Lucas U.S. Focused Equity Fund, a series of Scotia
Institutional Funds (the Predecessor Fund), into a newly created series of FundVantage Trust prior to the opening of business on March 24, 2014, KPMG LLP resigned as principal accountants for the Predecessor Fund on March 25, 2014. On
March 20, 2014, the Board of Trustees of FundVantage Trust, upon the recommendation of its audit committee, selected
Ernst & Young LLP as principal accountants of the Mount
Lucas U.S. Focused Equity Fund.

During the two fiscal years ended September 30, 2013, and the subsequent interim period through March 25, 2014, there were no (1) disagreements with KPMG LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreements, or (2) reportable events. During the Predecessor Fund's fiscal years ended September 30, 2013 and 2012, and the subsequent interim period through March 25, 2014, neither the Predecessor Fund, nor anyone on its behalf consulted with Ernst & Young LLP on items which (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund's financial statements; or (ii) concerned the subject of a disagreement or reportable events.


The audit reports of KPMG LLP on the financial statements of the Predecessor Fund as of and for the fiscal years ended September 30, 2013 and 2012 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.


Item 77k:
As a result of the reorganization of the Predecessor Mount
Lucas U.S. Focused Equity Fund, a series of Scotia
Institutional Funds (the Predecessor Fund), into a newly created series of FundVantage Trust prior to the opening of business on March 24, 2014, KPMG LLP resigned as principal accountants for the Predecessor Fund on March 25, 2014. On
March 20, 2014, the Board of Trustees of FundVantage Trust, upon the recommendation of its audit committee, selected
Ernst & Young LLP as principal accountants of the Mount
Lucas U.S. Focused Equity Fund.

During the two fiscal years ended September 30, 2013, and the subsequent interim period through March 25, 2014, there were no (1) disagreements with KPMG LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreements, or (2) reportable events. During the Predecessor Fund's fiscal years ended September 30, 2013 and 2012, and the subsequent interim period through March 25, 2014, neither the Predecessor Fund, nor anyone on its behalf consulted with Ernst & Young LLP on items which (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund's financial statements; or (ii) concerned the subject of a disagreement or reportable events.


The audit reports of KPMG LLP on the financial statements of the Predecessor Fund as of and for the fiscal years ended September 30, 2013 and 2012 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The Fund requested that KPMG LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter is filed as an exhibit to this Form N-SAR.